UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295
Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, the Compensation Committee of the Board of Directors approved the Velocity Financial FY 2023 Annual Cash Incentive Program and FY 2023 Performance Stock Units Program for certain of our executive officers.

2023 Annual Cash Incentive Program

The Compensation Committee of the Board of Directors approved the Velocity Financial FY 2023 Annual Cash Incentive Program for the following named executive officers, Christopher D. Farrar ,Chief Executive Officer, Mark R. Szczepaniak, Chief Financial Officer and Jeffrey T. Taylor, Executive Vice President, Capital Markets.

The Compensation Committee approved Core Net Income Annual Growth for the year ending December 31, 2023 as the performance metric and individual performance objectives for determining cash bonus opportunities for the 2023 fiscal year. Core Net Income Annual Growth is the percentage growth calculated by subtracting Core Net Income for fiscal year 2022 from Core Net Income for fiscal year 2023 and dividing that difference by Core Net Income for fiscal year 2022. Core Net Income represents our net income after taxes adjusted to eliminate the effect of certain costs incurred or benefits received from activities that are not normal or recurring operating expenses or revenues.

If our 2023 Core Net Income Annual Growth is less than the Compensation Committee approved threshold, Messrs. Farrar, Szczepaniak and Taylor will not receive any performance-based bonus. If our 2023 Core Net Income Annual Growth equals the approved threshold, Messrs. Farrar, Szczepaniak and Taylor will be eligible to receive a performance-based bonus equal to $190,000, $101,250 and $82,500, respectively. If our 2023 Core Net Income Annual Growth equals or exceeds the approved maximum, Messrs. Farrar, Szczepaniak and Taylor will be eligible to receive a performance-based bonus equal to $760,000, $405,000 and $330,000, respectively. If actual 2023 Core Net Income Annual Growth falls between the approved threshold and maximum, the executives will be eligible to receive a performance-based bonus based on straight line interpolation between such points.

Each executive will also be eligible to receive an individual performance-based bonus based on an assessment of such executive's performance relating to the following criteria:

•Asset quality and overall corporate risk management

•Leadership and decision making

•Velocity’s strategic initiatives

•Inter department cooperation and team building

•Completion of special projects

Based on such individual assessments, the participating executive officers are eligible to receive the following individual performance-based bonus opportunities:

Christopher D. Farrar $0 - $760,000

Mark R. Szczepaniak $0 - $405,000

Jeffrey T. Taylor $0 - $330,000

Bonuses under the program will be subject to Compensation Committee certification following fiscal year-end 2023.

2023 Performance Stock Units Program

Under our FY 2023 Performance Stock Units Program, the Compensation Committee approved grants of Performance Stock Units with vesting conditioned on the numerical average of our Core Net Income Annual Growth for fiscal years 2023, 2024 and 2025.

Based on our average Core Net Income Annual Growth over the three-year period and the threshold, target and maximum growth rates approved by the Compensation Committee, the participating executive officers are eligible to receive the following shares of common stock in settlement of their grants:

Christopher D. Farrar 0 - 141,750

Mark R. Szczepaniak 0 - 43,312

Jeffrey T. Taylor 0 - 34,650

If our average Core Net Income Annual Growth is less than the Compensation Committee approved threshold, Messrs. Farrar, Szczepaniak and Taylor will not receive any shares. If our average Core Net Income Annual Growth is equal to or greater than the Compensation Committee approved maximum, Messrs. Farrar, Szczepaniak and Taylor will receive 141,750, 43,312 and 34,650 shares respectively. If our actual average Core Net Income Annual Growth falls between the approved threshold and maximum, the executives will be eligible to receive shares based on straight line interpolation between such points.

Vesting of the Performance Stock Units will be subject to Compensation Committee certification following fiscal year-end 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 13, 2023	By:	/s/ Roland T. Kelly
Roland T. Kelly, Chief Legal Officer